                                    [FORM OF]

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               TRIMAS CORPORATION

     TriMas Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     A. The name of the Corporation is TriMas Corporation. The Corporation was
originally incorporated under the name "Campbell Industries, Inc." The
Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 30, 1986. The Corporation's Amended and
Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 4, 2002.

     B. This Second Amended and Restated Certificate of Incorporation, which amends and restates the Amended and Restated Certificate of Incorporation in its
entirety, was duly adopted in accordance with Sections 242 and 245 of the
Delaware General Corporation Law (the "DGCL").

     C. The Second Amended and Restated Certificate of Incorporation of the
Corporation shall read in its entirety as follows:

                                   ARTICLE I

     Section 1.1 Name. The name of the Corporation is TriMas Corporation.

                                   ARTICLE II

     Section 2.1 Address. The registered office and registered agent of the
Corporation is The Corporation Trust Company, Corporation Trust Center, 1209
Orange Street, Wilmington, New Castle County, Delaware 19801.

                                  ARTICLE III

     Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

     Section 4.1 Capitalization. The total number of shares of stock that the
Corporation is authorized to issue is 500,000,000 shares, consisting of (i)
400,000,000 shares of common stock, par value $.01 per share ("Common Stock");
and (ii) 100,000,000 shares of preferred stock, par value $.01 per share
("Preferred Stock"). The number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting

power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred
Stock voting separately as a class shall be required therefor.

     Section 4.2 Common Stock.

          (a) Dividends. Subject to the preferential rights, if any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          (b) Voting Rights. At every annual or special meeting of stockholders of the Corporation, every share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Corporation; provided that the holders of Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock.

          (c) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to holders of Common Stock ratably in proportion to the number of shares held by each such stockholder.

     Section 4.3 Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (full or limited, if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred
Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                                   ARTICLE V

     Section 5.1 Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to make, amend, alter and repeal the Bylaws of the Corporation without the assent or

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vote of the stockholders, in any manner not inconsistent with the laws of the
State of Delaware or this Second Amended and Restated Certificate of
Incorporation of the Corporation.

                                   ARTICLE VI

     Section 6.1 Board of Directors: Composition. The business and affairs of the Corporation shall be managed by or under the direction of a Board of
Directors consisting of not less than three directors or more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors.
The directors shall be divided into three classes designated Class I, Class II and Class III, to take effect upon effectiveness of this Second Amended and
Restated Certificate of Incorporation. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire
Board of Directors. Class I directors shall be originally elected for a term expiring at the annual meeting of stockholders in 2005, Class II directors shall be originally elected for a term expiring at the annual meeting of stockholders in 2006, and Class III directors shall be originally elected for a term expiring at the annual meeting of stockholders 2007. At each succeeding annual meeting of stockholders following 2004, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Section 6.2 Board of Directors: Vacancies. Unless otherwise provided by the
Shareholders Agreement dated as of June 6, 2002, as amended from time to time, among the Corporation, the Heartland Industrial Partners, L.P., Heartland
Industrial Partners (C1), L.P., Heartland Industrial Partners (FF), L.P.,
Heartland Industrial Partners (K1), L.P., Metaldyne Company L.L.C., Masco
Capital Corporation, HIP Side-by-Side Partners, L.P., Mesirow Capital Partners
VIII, L.P., Mesirow Capital Partners VII, L.P., GE Capital Equity Investments,
Inc., TriMas Investment Fund I, L.L.C and TriMas Investment Fund II, L.L.C (the
"Shareholders Agreement"), any newly created directorship on the Board of
Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

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     Section 6.3 Removal of Directors. Unless otherwise provided by the
Shareholders Agreement, directors may be removed only for cause, and only by the affirmative vote of at least a majority in voting power of all shares of the
Corporation entitled to vote generally in the election of directors, voting as a single class.

     Section 6.4 Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the
Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation
(including any certificate of designations relating to any series of Preferred
Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article, unless expressly provided by such terms.

     Section 6.5 Section 141 of the Delaware General Corporation Law. The
Corporation elects to be governed by Section 141(c)(2) of the DGCL.

     Section 6.6 Meetings of Stockholders. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred
Stock, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors or the Board of Directors
pursuant to a resolution approved by the Board of Directors.

                                  ARTICLE VII

     Section 7.1 Limited Liability of Directors. To the extent permitted by
Section 102(b)(7) of the DGCL, as the same may be supplemented and amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the
Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article
VII shall not increase the liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the
Corporation existing at the time of such repeal or modification.

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                                  ARTICLE VIII

     Section 8.1 Indemnification of Directors, Officers or Agents.

          (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the
     Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss
     (including, without limitation, attorneys' fees, judgment, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executors and administrators. The
     Corporation shall indemnify a director or officer in connection with an action, suit or proceeding (other than an action, suit or proceeding to enforce indemnification rights provided for herein or elsewhere) initiated by such director or officer only if such action, suit or proceeding was authorized by the Board of Directors. The right to indemnification conferred in this Paragraph (a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding in advance of its final disposition;
     provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this
     Article VIII or otherwise.

          (b) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide indemnification and the advancement of expenses, to any agent of the Corporation and to any person who is or was serving at the request of the Corporation as a director or officer or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by applicable law, as the same exists or may hereafter be amended.

          (c) The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate

                                      -5-

     of Incorporation or bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

                                   ARTICLE IX

     Section 9.1 Section 203 of the Delaware General Corporation Law. The
Corporation elects not to be governed by Section 203 of the DGCL, "Business
Combinations With Interested Stockholders," as permitted under and pursuant to subsection (b) of Section 203 of the DGCL.

                                   ARTICLE X

     Section 10.1 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the
Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                                   ARTICLE XI

     Section 11.1 Severability. If any provision or provisions of this Second
Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of
Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable)
shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation
containing any such provision held to be invalid, illegal or unenforceable)
shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation.

                                      * * *

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     IN WITNESS WHEREOF, the undersigned has caused this Second Amended and
Restated Certificate of Incorporation to be signed by Grant H. Beard, President
of the Corporation on                 , 2004.

                                       TRIMAS CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:  Grant H. Beard
                                           Title: President

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